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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

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                                   FORM 8-K

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                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 11, 2000

                          CFW COMMUNICATIONS COMPANY
              (Exact Name of Registrant as Specified in Charter)

       Virginia                       0-16751                54-1443350
(State of Incorporation)      (Commission File Number)      (IRS Employer
                                                         Identification No.)

                                 P.O. Box 1990
                          Waynesboro, Virginia 22980
                   (Address of principal executive offices)

                                 (540)946-3500
             (Registrant's telephone number, including area code)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.


        On July 11, 2000, CFW Communications Company, a Virginia corporation ("CFW" or the "Company") closed the sale of its directory assistance operations to Telegate AG, a Federal Republic of Germany corporation ("Telgate"). Pursuant to the Stock Purchase Agreement, Telegate purchased the Company's ownership interest in CFW Information Services Inc. in exchange for $32.0 million in cash and $3.5 million in Telegate stock, representing an aggregate consideration of $35.5 million. The Company retained ownership of three call center buildings in Waynesboro, Clifton Forge, and Winchester, Virginia, and is leasing the facilities to Telegate.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Business Acquired.

            Not applicable.

      (b) Pro Forma Financial Information.

            Unaudited pro forma consolidated financial information of CFW Communications Company (to be filed by amendment within 60 days of the filing date of this Form 8-K).

      (c) Exhibits.

EXHIBIT NUMBER                        DESCRIPTION
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         10.1   Stock Purchase Agreement dated May 17, 2000, among Telegate,
                Inc., Telegate AG, CFW Communications Company, and CFW Information Services Inc. (incorporated by reference to Exhibit
                10.3 to the Company's Current Report on Form 8-K filed with the Commission on May 17, 2000).

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CFW COMMUNICATIONS COMPANY
                                           (Registrant)



                                           By: /s/ Michael B. Moneymaker
                                           -------------------------------
                                               Michael B. Moneymaker
                                               Senior Vice President and Chief
                                               Financial Officer, Treasurer
                                               and Secretary


Date: July 24, 2000